UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Proxy Statement Pursuant to Section 14(a) of the
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ASHFORD HOSPITALITY PRIME, INC.
(Name of the Registrant as Specified in its Charter)

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 On May 6, 2016, Ashford Hospitality Prime, Inc. issued the following press release.

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Jordan Jennings
	Edelman	Edelman	Investor Relations
	(212) 729-2163	(212) 704-8166	(972) 778-9487

ASHFORD PRIME PROVIDES UPDATE ON INITIATIVES TO ENHANCE STOCKHOLDER VALUE

DALLAS, May 6, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today provided an update on initiatives previously announced at the time of the conclusion of the Company’s strategic review process on April 8, 2016.  The Ashford Prime

Board of Directors (the “Board”) is committed to maximizing long-term value for shareholders and continues to make progress on the previously announced initiatives designed to enhance value for its stockholders.  Consistent with its announced strategy to commence the sale process for up to four hotels, the Company announced today that it has signed a non-binding letter of intent to sell the Marriott Courtyard Seattle Downtown.  The transaction is subject to the signing of definitive documentation and other customary closing conditions.

The Board of Ashford Prime is committed to strong corporate governance and is seeking to appoint a new Chief Executive Officer whose primary responsibility would be to oversee Ashford Prime and maximize value for Ashford Prime stockholders.  It is contemplated that Mr. Monty J. Bennett, the current Chief Executive Officer, would continue to serve as Chairman of the Board.  As part of this commitment to enhance its corporate governance, the Board is also interviewing highly qualified independent director candidates with the intention to add one or more independent directors.  The Board anticipates that a new Chief Executive Officer and new independent directors would join the Company after the Annual Meeting of Stockholders on June 10, 2016 if the current slate of directors recommended by the Board is re-elected.

Ashford Prime’s Board and management team continue to focus on evaluating opportunities to create value for all stockholders, and looks forward to providing updates on its progress of key initiatives.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Ashford Hospitality Advisors, LLC (“Ashford LLC”), Ashford Inc., Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors’ strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of real estate investment trusts (“REITs”); and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission (“SEC”).

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Ashford Hospitality Prime, Inc. (“Ashford Prime”), its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ashford Prime’s stockholders in connection with its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s definitive proxy statement, filed with the SEC on April 25, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ashford Prime’s 2016 Annual Meeting.

Ashford Prime has filed a definitive proxy statement in connection with the 2016 Annual Meeting. ASHFORD PRIME STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ASHFORD PRIME WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying GOLD proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

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